Exhibit 10.10

FOURTH AMENDMENT TO CASINO OPERATIONS LEASE

THIS FOURTH AMENDMENT TO CASINO OPERATIONS LEASE (this “Fourth Amendment”) is made as of the 13th day of November, 2019 (the “Effective Date”) by and between Hyatt Equities, L.L.C., a Delaware limited liability company (“Landlord”) and Gaming Entertainment (Nevada) LLC, a Nevada limited liability company (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant are parties to that certain Casino Operations Lease dated June 28, 2011 (the “Original Lease”), as amended by that certain First Amendment to Casino Operations Lease dated April 8, 2013 (the “First Amendment”), that certain Second Amendment to Casino Operations Lease dated November 25, 2015 (the “Second Amendment”), and that certain Third Amendment to Casino Operations Lease dated August 29, 2016 (the “Third Amendment”; collectively, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment shall be referred to herein as the “Original Amended Lease”);

WHEREAS, Landlord and Tenant are parties to that certain Second Lien Security Agreement dated June 29, 2011, as amended by that certain First Amendment to Second Lien Security Agreement dated April 8, 2013 and that certain Second Amendment to Second Lien Security Agreement dated May 12, 2016, (as the same may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time, the “Security Agreement”) pursuant to which Tenant has provided Landlord with a security interest in all of Tenant’s interest in the Original Amended Lease (as amended hereby or as may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time), the Premises and the personal property all as described in the Security Agreement, as security for the full and prompt payment and performance of all of Tenant’s obligations under the Original Amended Lease (as amended hereby or as may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time), and the Security Agreement, as described herein; and

WHEREAS, the parties, among other things, desire to confirm, in connection with this Fourth Amendment, certain terms and conditions with respect to the Original Amended Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Recitals. The foregoing recitals shall constitute an integral part of this Fourth Amendment, and this Fourth Amendment shall be construed in consideration thereof. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Amended Lease.

2.	Premises.
a)For the avoidance of doubt, the parties agree that the Casino (as defined in the Original Amended Lease) which is part of the Premises is and has been for the duration of the term of the Original Amended Lease, as amended hereby, the area reflected and cross-hatched on Exhibit A attached hereto consisting of approximately 20,990 square feet, including bar tops.

b)For the avoidance of doubt, the parties agree that the associated offices, back-of-the-house count rooms, casino cages and all surveillance areas within the Project associated with the Casino which is part of the Premises is currently the area reflected and cross-hatched on Exhibit B attached hereto.

3.No Other Changes. Except as otherwise herein expressly provided, the Original Amended Lease shall continue in full force and effect.

4.Authority. Landlord and Tenant hereby covenant and warrant that they have full right and authority to enter into this Fourth Amendment.

5.Recording. This Fourth Amendment or any memorandum thereof may not be recorded by Tenant without the consent of Landlord, in its sole discretion.

6.Tenant Estoppel. Tenant hereby represents and warrants to Landlord that as of the date hereof that neither Tenant, nor Landlord, is in default under any of the terms, covenants or provisions of the Original Amended Lease or the Security Agreement. As of the date hereof, Tenant has no knowledge of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default by either Landlord or Tenant under the Original Amended Lease or Security Agreement.

7.Ratification. Except as otherwise expressly modified by the terms of this Fourth Amendment, the Original Amended Lease and the Security Agreement remain unchanged and shall continue in full force and effect. All terms, covenants, and conditions of the Original Amended Lease (not expressly modified herein) and the Security Agreement are hereby confirmed and ratified and remain in full force and effect, and constitute valid and binding obligations of Tenant and Landlord enforceable according to the terms thereof.

8.Successors. This Fourth Amendment shall be binding upon, and shall inure to the benefit of, the parties hereby and their respective successors and assigns.

9.Counterparts; Facsimile/Electronic Signatures. This Fourth Amendment may be executed in counterparts and each such counterpart shall be deemed an original and all of which together shall constitute a single Fourth Amendment. The parties agree that signatures to this Fourth Amendment may be delivered by facsimile or by electronic transmission in lieu of an original signature, and such facsimile or electronic signature page that shall be deemed to be originals and may be relied on to the same extent as the originals.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Fourth Amendment and it shall be effective on the date first written above.

LANDLORD:

HYATT EQUITIES, L.L.C.,

a Delaware limited liability company

By:       /s/ Bradley O’Bryan

Name:  Bradley O’Bryan

Title:    Vice President

TENANT:

GAMING ENTERTAINMENT (NEVADA) LLC,

a Nevada limited liability company

By:       /s/ Elaine Guidroz

Name:  Elaine Guidroz

Title:    Manager

Exhibit A

[See Attached]

Exhibit B

[See Attached]

Fourth Floor

Premises

*The depiction of the Premises set forth herein is subject to the terms of Section 2.6 of the Original Lease (Relocation).